AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                             LAS ROCAS MINING CORP.
                            (a Delaware corporation)

      Las Rocas Mining Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

      1. The name of the Corporation is Las Rocas Mining Corp.

      2. The Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on September 29, 2006 under the name Las Rocas Mining Corp.

      3. The amendment and restatement herein certified have been duly adopted by the written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "General Corporation Law of Delaware").

      4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

      FIRST: The name of this corporation shall be: Kentucky USA Energy, Inc.

      SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is THE COMPANY CORPORATION.

      THIRD: The purpose or purposes of the Corporation shall be:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be three hundred and twenty million (320,000,000) shares, of which three hundred million (300,000,000) shares shall be common stock, having a par value of $.0001 per share (the "Common Stock"), and twenty million (20,000,000) shares shall be preferred stock, par value $.0001 per share (the "Preferred Stock"). All of the shares of Common Stock shall be of one class.

      The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the Board of Directors of the Corporation, authority to do so being hereby expressly vested in the Corporation's Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

      The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

        (i) the distinctive designation of such class or series and the number of shares to constitute such class or series;

        (ii) the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

        (iii) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

        (iv) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

        (v) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

        (vi) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

        (vii) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

        (viii) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

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

such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with the law and the provisions of this Certificate of Incorporation.

      FIFTH: The name and mailing address of the incorporator is as follows:

                             The Company Corporation
                         2711 Centerville Road Suite 400
                              Wilmington, DE 19808

      SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

      SEVENTH: The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the General Corporation Law of Delaware, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to
Section 145 to the extent that the Board of Directors deems advisable, as permitted by Section 145.

      No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts of omissions of such director occurring prior to such amendment.

      EIGHTH: The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

      5. This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors in accordance with Section 242 of the Delaware General Corporation Law.

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

      IN WITNESS WHEREOF, Las Rocas Mining Corp. has caused this Amended and Restated Certificate of Incorporation to be signed by Christopher Greenwood, its President and Chief Executive Officer, on this 19th day of October, 2007.


                             LAS ROCAS MINING CORP.


                             By:  /s/  Christopher Greenwood
                                  --------------------------
                                  Christopher Greenwood
                                  President and Chief Executive Officer

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